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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

                          May 29, 1998
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        Date of Report (Date of earliest event reported)



                  Independent Bankshares, Inc.
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     (Exact name of Registrant as specified in its charter)



          Texas                 0-10196           75-1717279
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     (State or Other        (Commission File    (IRS Employer
     Jurisdiction of            Number)      Identification No.)
      Incorporation)

    547 Chestnut Street
      P. O. Box 3296
   Abilene, Texas 79604                                79604
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  (Address of principal                             (Zip Code)
    executive offices)


                         (915) 677-5550
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      (Registrant's telephone number, including area code)



                         Not Applicable
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  (Former name or former address, if changed since last report)



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ITEM 5.   Other Events

     On May 29, 1998, Independent Bankshares, Inc. (the "Company") entered into a definitive agreement ("Agreement") to acquire all of the issued and outstanding capital stock of Azle Bancorp and its subsidiary bank, Azle State Bank, Azle, Texas ("Azle State"), for $19,025,000 in cash. The Company anticipates that it will raise the funds necessary to consummate the acquisition through a combination of an underwritten stock offering and borrowings. Details of such potential offering and borrowings are yet to be determined.

     At March 31, 1998, Azle State had total assets of
$89,560,000, total loans, net of unearned income, of $44,398,000, total deposits of $78,709,000 and stockholders' equity of $9,830,000.

     Consummation of the acquisition is subject to the approval of the shareholders of Azle Bancorp, certain regulatory approvals and certain other conditions. If the approvals are received and the other conditions satisfied, the transaction will probably be consummated during the third or fourth quarter of 1998.

     The Company believes that had the acquisition been consummated as of January 1, 1997, after making certain assumptions regarding the number and price of the shares to be sold in the proposed offering, the amount of borrowings to be made for the acquisition, amortization of intangibles and expense savings, the combined organization would have had pro forma net income of approximately $2,793,000 or $1.09 diluted earnings per share, for the year ended December 31, 1997, compared to actual reported results for the Company of $2,110,000, or $1.03 diluted earnings per share. The Company believes that had the acquisition been consummated as of January 1, 1998, after making similar assumptions, the combined organization would have had pro forma net income of approximately $655,000, or $0.25 diluted earnings per share, for the quarter ended March 31, 1998, compared to actual reported results for the Company of $455,000, or $0.22 diluted earnings per share. As of March 31, 1998, the combined organization would have had total assets of approximately $362,594,000, total loans, net of unearned income, of approximately $184,445,000, total deposits of approximately $325,519,000 and stockholder's equity of approximately $29,607,000.

     No material relationship exists between Azle Bancorp or Azle
State and the Company or any of its affiliates, any directors or officers of the Company, or any associate of any such director or officer.

     The summary of the Agreement is qualified in its entirety by reference to the Agreement and Plan of Reorganization, which is included in this Current Report on Form 8-K as Exhibit 1.1.

     This report, other than historical information, contains certain forward-looking statements and information relating to the Company, its subsidiaries, the proposed transaction, industry trends and certain other matters that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the

                               -2-

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Company's management.  These statements are made under the"safe harbor" provisions of the Private Securities Litigation Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and "intend," and words or phrases of similar import, as they relate to the Company, its subsidiaries, Company management, or the proposed transaction are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect and assumptions related to certain factors including, without limitation, competitive factors, general economic conditions, customer relations, the interest rate environment, governmental regulation and supervision, nonperforming asset levels, loan concentrations, changes in industry practices, one time events and other factors that may disrupt the Company's business, and other important factors disclosed from time to time in the Company's Form 10-K and Form 10-Q and other Securities and Exchange Commission filings, which can be obtained by contacting the Company. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

            Exhibit
              No.                       Document Description
            --------                 -------------------------
              1.1                    Agreement and Plan of
                                     Reorganization dated May
                                     29, 1998, between the
                                     Company and Azle Bancorp

                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              INDEPENDENT BANKSHARES, INC.



Date:  June 19, 1998          By:  /s/  BRYAN STEPHENSON
                                 -------------------------------
                                 Bryan Stephenson, President  and
                                 Chief Executive Officer



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                        INDEX TO EXHIBITS
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        Exhibit No.                 Description
        -----------   -------------------------------------------
           1.1        Agreement and Plan of Reorganization
                      dated May 29, 1998, between the Company and Azle Bancorp